For Immediate Release

Contact: Donna Shaults
630-875-5464
dshaults@enesco.com

ENESCO APPOINTS CHIEF ACCOUNTING OFFICER
AND ANNOUNCES CHANGE TO INTERIM CFO POSITION

Itasca, Ill. – July 28, 2005 – Enesco Group, Inc. (NYSE: ENC) recently has learned from Tatum CFO Partners, LLC, that Tatum partner, David Harbert, is no longer available to perform the full duties of Enesco’s Interim Chief Financial Officer.

After receiving this information from Tatum, Enesco immediately contacted its Corporate Controller, independent auditor, internal auditor, and Chairman of the Audit Committee to determine what, if any, concerns or issues had been raised by Tatum or Harbert. Enesco management convened a meeting with Tatum and Harbert to understand what was behind the change in Harbert’s availability, and included at Tatum’s request, Enesco’s Chairman of the Board and Chairman of the Audit Committee in the meeting via conference call. The Company then made available to Tatum and Harbert each of these key financial persons for private conversations without Enesco management present.

After this review and consultation with Enesco’s Board of Directors, Enesco concluded that any issues discussed with Harbert and Tatum had already been identified by management, none of which impact the Company’s annual or periodic SEC filings. At this time, Tatum is unable to offer any suitable interim Chief Financial Officer candidate to replace Harbert. Therefore, Enesco is terminating the relationship with Harbert, effective today, which contractually terminates the relationship with Tatum.

Enesco is promoting its Corporate Controller, Anthony G. Testolin, age 43, to Chief Accounting Officer, also as of today. Until Enesco appoints a Chief Financial Officer, Testolin will serve as Enesco’s principal financial officer. Enesco aggressively continues to search for a permanent Chief Financial Officer.

Enesco management continues to lead the operational restructuring plans for the Company with the ongoing support of Keystone Consulting Group. Enesco management also will increase Keystone’s role in planning and negotiating financing for the Company with its current and replacement credit facilities.

Prior to joining Enesco, Testolin, a CPA, was Chief Financial Officer for Black Dot Graphics, Inc., and was Vice President of Finance and Corporate Controller for Seven Worldwide, Inc., both which are subsidiaries of Applied Graphics Technologies, Inc. He held various financial and accounting management positions at Hyatt Hotels Corporation, Ball Horticultural Company and Arthur Andersen. Testolin earned a Bachelor of Science degree in Accountancy from the University of Illinois – Champaign.

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About Enesco Group, Inc.
Enesco Group, Inc. is a world leader in the giftware, and home and garden décor industries. Serving more than 40,000 customers globally, Enesco distributes products to a wide variety of specialty card and gift retailers, home décor boutiques as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in Europe, Canada, Australia, Mexico, Asia and the Pacific Rim. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco’s international distribution network is a leader in the industry. The Company’s product lines include some of the world’s most recognizable brands, including Heartwood Creek by Jim Shore, Walt Disney Company, Walt Disney Classics Collection, Pooh & Friends, Nickelodeon, Bratz, Halcyon Days, Lilliput Lane and Border Fine Arts, among others. Further information is available on the Company’s web site at www.enesco.com.

This press release contains forward-looking statements, which reflect management’s current assumptions and beliefs and are based on information currently available to management. The Company has tried to identify such forward-looking statements by use of such words as “expects,” “intends,” “anticipates,” “could,” “estimates,” “plans,” and “believes,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors, which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited to: the Company’s success in developing new products and consumer reaction to the Company’s new products; the Company’s ability to secure, maintain and renew popular licenses, particularly our Cherished Teddies, Heartwood Creek and Disney licenses; the Company’s ability to grow revenues in mass and niche market channels; the Company’s ability to comply with covenants contained in its credit facility; the Company’s ability to obtain a new global senior credit facility; the Company’s ability to effectively transition to the legacy information system; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon incorrect forecasts; collection of accounts receivable; changes in the regulations and procedures affecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war. In addition, the Company operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in the Company’s reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.

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